UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

CSB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

91 North Clay Street, P.O. Box 232, Millersburg, Ohio 44654

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 674-9015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Ronald E. Holtman having reached mandatory retirement age, could not stand for re-election and retired effective at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) on April 25, 2018.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 25, 2018, CSB Bancorp, Inc. (“CSB”) held its 2018 Annual Meeting. At the close of business on March 2, 2018, the voting record date, there were 2,742,242 CSB common shares outstanding and entitled to vote. At the Annual Meeting, 1,950,684, or 71.1%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(1) Election	of two directors to serve a three-year term expiring at the 2021 Annual Meeting of Shareholders:

	Number of Votes:
	For	Withheld	Broker Non- Votes
Julian L. Coblentz	1,327,089	70,104	553,491
Eddie L. Steiner	1,371,066	26,127	553,491

Other directors whose term of office continued after the Annual Meeting:

Robert K. Baker

Vikki G. Briggs

Cheryl M. Kirkbride

J. Thomas Lang

Jeffery A. Robb, Sr.

John R. Waltman

(2)	Ratification of the appointment of S.R. Snodgrass, P.C. as CSB’s independent registered public accounting firm for the 2018 fiscal year:

Number of Votes:
For	Against	Abstain
1,940,174	3,027	7,483

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

By:	/s/ Paula J. Meiler
Paula J. Meiler
Senior Vice President and
Chief Financial Officer

Date: April 27, 2018